UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Iliad Promissory Note Standstill and Maturity Date Extension

Inpixon (the “Company”) and Iliad Research and Trading, L.P. (“Iliad”) entered into an amendment to convertible promissory note as of December 31, 2019 (the “Amendment”), pursuant to which the maturity date of that certain Promissory Note, issued on December 21, 2018 (the “Note”), was further extended from December 31, 2019 to March 31, 2020. In addition, Iliad agreed to further extend the standstill previously agreed to pursuant to the terms of that certain Standstill Agreement, dated as of August 8, 2019, whereby Iliad will not be entitled to redeem all or any portion of the principal amount of the Note until March 31, 2020. The outstanding balance of the Note was approximately $217,516 as of December 31, 2019.

Iliad is also the holder of that certain Promissory Note, issued on September 17, 2019, with an outstanding balance of approximately $980,686 as of December 31, 2019. Chicago Venture Partners, L.P., an affiliate of Iliad (“CVP”), is the holder of other promissory notes of the Company, with an aggregate outstanding balance of approximately $6,118,977 as of December 31, 2019. St. George Investments LLC, an affiliate of Iliad and CVP, is also the holder of a promissory note of the Company with an outstanding balance of approximately $962,873 as of December 31, 2019.

The description of the Amendment is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2020, the Company filed a Certificate of Amendment (the “Reverse Stock Split Amendment”) to its Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), with the Secretary of State of the State of Nevada to effect a 1-for-45 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share. Pursuant to the Reverse Stock Split Amendment, effective as of January 7, 2020, every forty-five shares of the issued and outstanding common stock were converted into one share of common stock, without any change in the par value per share. The Reverse Stock Split was approved by the Company’s stockholders at the 2019 annual meeting of stockholders.  The Reverse Stock Split was implemented for the purpose of complying with the closing bid price requirement in Nasdaq Listing Rule 5550(a)(2).

The common stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of trading on January 7, 2020. In connection with the Reverse Stock Split, the common stock also commenced trading with a new CUSIP number, 45790J800, at such time.

No fractional shares of common stock were issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder would otherwise have held a fractional share, the stockholder received, in lieu of the issuance of such fractional share, one whole share of common stock.

Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the process for exchanging shares. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

The description of the Reverse Stock Split Amendment is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the  full text of the Reverse Stock Split Amendment, a copy of which is filed herewith as Exhibit 3.1 and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, effective as of January 7, 2020.

10.1	Amendment to Promissory Note.

99.1	Press Release issued on January 6, 2020.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, effective as of January 7, 2020.

10.1	Amendment to Promissory Note.

99.1	Press Release issued on January 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: January 7, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer